Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-146662) on Form S-8 of Point.360 (formerly New 360) and its subsidiaries of our report dated September 24, 2010 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Point. 360 and its subsidiaries for the year ended June 30, 2010.

SingerLewak LLP (signed)
Los Angeles, California
September 24, 2010